10.123 Stock Purchase Agreement between Aero Services
       International, Inc. and Mountain State Flight Services,
       Ltd. dated March 31, 1995
STOCK PURCHASE AGREEMENT

   THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 31st day of March, 1995 by and among AERO SERVICES INTERNATIONAL, INC. (the "Buyer"), MOUNTAIN STATE FLIGHT SERVICES, LTD. (the "Corporation"), and each of VALLEY AIR SERVICES, INC., MAURICE A. LAWRUK, R. TED BRANT, DONALD DEVORRIS, DEBORAH S. KING, BOBBY R. ADKINS, and ALICE F. BUFORD (collectively, the "Shareholders," and, individually, a "Shareholder").

                      W I T N E S S E T H:

   WHEREAS, the Shareholders are the owners of all of the issued and outstanding shares of the capital stock of the Corporation, consisting, in the aggregate, of One Hundred (100) shares of common stock, par value One Dollar ($1.00) per share (the "Stock"), as follows:

        Shareholder               Number of Shares

        Valley Air Services, Inc. 70.0
        Maurice A. Lawruk          7.5
        R. Ted Brant               7.5
        Donald Devorris            7.5
        Deborah S. King            4.5
        Bobby R. Adkins            2.0
        Alice F. Buford            1.0; and

   WHEREAS, the Buyer desires to acquire from the Shareholders, and the Shareholders desire to sell to the Buyer, all of the Stock on the terms and conditions set forth in this Agreement (the
"Purchase");

   NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, and of the respective representations and warranties herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Buyer, the Corporation, and the Shareholders, intending to be legally bound, hereby agree as follows:

   1. Sale of Stock. Subject to the terms and conditions set forth in this Agreement:

      1.1 The Shareholders hereby agree, at the Closing, to sell and transfer the Stock to the Buyer and the Buyer agrees, at the Closing, to acquire such Stock.

      1.2. The Shareholders shall make such sale, transfer, assignment and delivery of the Stock by delivering the Buyer all certificates evidencing ownership of the Stock, free and clear of all liens, encumbrances or claims of others whatsoever, duly endorsed in blank or accompanied by appropriate instruments of transfer satisfactory to the Buyer.

      1.3 The purchase price (the "Purchase Price") for the Stock shall be, in the aggregate, One Hundred Ten Thousand Dollars
($110,000), which is Eleven Hundred Dollars ($1,100) per share.

      1.4 The Purchase Price shall be paid to the Shareholders within forty-five (45) days of the Closing Date.

   2. Closing. The closing (the "Closing") under this Agreement shall take place at the offices of the Buyer at 660 Newtown-Yardley Road, Newtown, Pennsylvania 18940, effective as of March 31, 1995, (the "Closing Date"). Closing may also take place at such other time and place as the parties shall mutually agree in writing.

   3. Representations and Warranties of the Corporation and the Shareholders. The Corporation and the Shareholders hereby jointly and severally make the following representations and warranties, each of which is true and correct on the date hereof and will be true and correct on the Closing Date, and each of which shall survive the Closing Date and the transactions contemplated hereby to the extent set forth in Section 9 hereof.

      3.1. Corporate Existence and Qualification. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia and is duly qualified to conduct its business in each jurisdiction where the nature of its business or its properties require it be so qualified. The Corporation has the corporate power and authority to own and use its properties and to transact the business in which it is engaged, and to enter into this Agreement and to consummate the transaction contemplated hereby.

      3.2. Capitalization. The entire authorized capital stock of the Corporation consists of One Thousand (1,000) shares of common stock, par value One Dollar ($1.00) per share (the "Common Stock"). There are presently issued and outstanding One Hundred
(100) shares of Common Stock, all of which are duly authorized, validly issued, fully paid and non-assessable and without restriction on the right of transfer thereof and which were issued in compliance with all applicable federal and state securities or "blue-sky" laws and regulations. The remaining authorized shares have never been issued. There are no outstanding warrants, options, contracts, calls, or other rights of any kind with regard to any authorized and unissued, or issued by not outstanding, shares of Common Stock or any other security of the Corporation of any kind. The Shareholders do not have any right or obligation to purchase or redeem any shares of Common Stock or any other security of the Corporation of any kind.

      3.3 Title to Stock. The Shareholders are the only record and beneficial owners of the issued and outstanding shares of Common Stock and the Shareholders have full right and title without any lien or encumbrance whatsoever to such shares and full and unrestricted right, power and authority to exchange, assign, transfer and deliver such shares, free and clear of claims, charges, equities, restrictions, pledges, liens or encumbrances of any kind. The Shareholders acquired such shares legally and without knowledge or notice of any infirmity with respect to such shares. Each of the certificates representing such shares is in the form approved by the Board of Directors of the Corporation and has been duly executed by the Officers of the Corporation authorized to execute the same and bears the corporate seal of the Corporation, duly affixed hereto by an authorized officer of the Corporation. There are no restrictions as to the transferability of such shares.

      3.4. Subsidiaries. The Corporation (i) does not own, of record or beneficially, any capital stock or other securities of any other corporation; (ii) does not own, directly or indirectly, any interest in a business, in a business trust, joint stock company or other business organization or association; (iii) and is not a party to any partnership, joint venture or other business venture.

      3.5 Agreement Legal and Authorized. The execution and delivery of this Agreement does not, and the consummation by Shareholders of the transactions contemplated herein and the fulfillment by Shareholders of the terms, conditions, and provisions hereof, will not:

        (a) conflict with, or result in a breach of, any of the terms, conditions or provisions of, or constitute a default under Articles of Incorporation or By-laws or any agreement or other instrument to which the Corporation or the Shareholders are a party or by which any of the Corporation's properties or assets are bound, or grant any other party the right to terminate an agreement with the Corporation;

        (b) conflict with, violate or result in a breach of any law, administrative regulation or court decree applicable to the Corporation or the Shareholders; or

        (c) result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Corporation or upon outstanding the Corporation Stock except as provided herein.

      3.6. Valid and Binding Obligation. The Shareholders have the right, power, legal capacity and authority to enter into and perform their obligations under this Agreement. This Agreement constitutes a valid, binding and enforceable obligation of the Shareholders. The sale of stock owned by Valley Air Services, Inc. has been approved by its Board of Directors, and to the extent required by applicable law, its shareholders.

      3.7. Financial Statements. The financial statement of the Corporation, appearing as Schedule 3.7 is true, complete and correct, and presents fairly the financial position of the Corporation at the respective dates indicated and the results of operations of the Corporation for the respective periods indicated, and does not omit to state or reflect any material fact concerning the Corporation required to be stated or reflected therein or necessary to make the statements therein not misleading.

      3.8. Events Subsequent to Financial Statement. Since the date of the financial statement appearing as Schedule 3.7, there has been no, actual, threatened or anticipated:

        (a) material change in the financial condition, assets, liabilities, prospects or business of the Corporation;

        (b) damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the business, prospects or any property of the Corporation or any material deterioration in the operating condition of the Corporation's assets;

        (c) declaration, setting aside or payment of a dividend, return of capital or other distribution in respect of any of the Corporation's capital stock, or any direct or indirect redemption, purchase or other acquisition of any capital stock or securities convertible into or exchangeable for such capital stock;

        (d) strike, lockout, labor trouble or any event or condition of any character materially adversely affecting the business, properties or prospects of the Corporation;

        (e) mortgage or pledge of or creation of any other lien, claim or encumbrance with respect to any of the Corporation's assets, whether tangible or intangible;

        (f) making or authorization of any capital expenditures in excess of Five Thousand Dollars ($5,000);

        (g) cancellation or waiver of any right material to the operation of the Corporation's business or any cancellation or waiver of any debts or claims of substantial value or any cancellation or waiver of any debts or claims against any affiliate of the Corporation;

        (h) sale, transfer or other disposition of any assets of the Corporation, except sales of assets in the ordinary course of business;

        (i) payment, discharge or satisfaction of any liability or obligation (whether accrued, absolute, contingent or otherwise) by the Corporation, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities or obligations shown or reflected on the financial statement attached hereto or incurred in the ordinary course of business since the date thereof;

        (j) write-offs as uncollectible of any notes or accounts receivable of the Corporation or write-downs of the value of any assets or inventory by the Corporation other than in immaterial amounts or in the ordinary course of business consistent with past practice;

        (k) change by the Corporation in the method of accounting or keeping its books of record or accounting practices, or any write-up of the book value of any of the Corporation's assets; or

        (l) creation, incurrence, assumption or guarantee by the Corporation of any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except in the ordinary course of business or any creation, incurrence, assumption or guarantee by the Corporation of any indebtedness for money borrowed.

      3.9. Accounts Payable; Undisclosed Liabilities. The current accounts payable of the Corporation are as set forth on Schedule
3.9 hereto. The Corporation does not have any liabilities or obligations whatsoever, whether due or to become due, accrued, absolute, contingent or otherwise, including liabilities for or in respect of taxes (including, without limitation, any interest or penalties relating thereto), and the Shareholders know of no basis for any claim against the Corporation for any liability, except (a) to the extent set forth and used in determining the net worth of the Corporation in the financial statement (b) to the extent specifically set forth in this Agreement or on any of the Schedules delivered pursuant hereto, or (c) liabilities or obligations incurred in the normal and ordinary course of the Corporation since compilation of the financial statement.

      3.10.  Taxes.

        (a) The Corporation has filed, or caused to be filed, with the appropriate foreign, federal, state, local and other agencies, all tax returns and tax reports required by law to be filed by it and such returns and reports are true, complete and correct.

        (b) No audit or any federal, state or local income tax returns or other tax returns by the Corporation is in progress, or threatened. Neither the Corporation nor the Shareholders have any information concerning of reasonable grounds to anticipate any such audit within the foreseeable future.

        (c) There exists no past due unpaid federal, state or local income or other tax or any tax deficiency by a governmental agency or authority having jurisdiction assessed against the Corporation.

        (d) All income, profits, franchise, sales and use, occupation, property, excise, ad valorem and other taxes due have been fully paid, or adequate reserves have been set up for the same and reflected on the financial statement, except reserves for such as may have accrued or been incurred in the ordinary course of business since the compilation of the financial statement.

        (e) There exist no grounds for the assertion or assessment of any additional taxes against the Corporation or its assets.

        (f) Copies of all federal income tax returns, tax examination reports and statements of deficiencies assessed against, or agreed to by, the Corporation with respect to the last three (3) years will be made available to the Buyer. Such tax returns, and all records pertinent to their preparation, shall remain the property of the Corporation after closing and shall be delivered into possession of the Buyer at or before that time. No waiver of any statute of limitations has been given and is in effect against the Corporation.

      3.11. Real and Personal Property - Owned. The Corporation has good and merchantable title to all real and personal property reflected on Schedule 3.11 and all such property is located at the location specified on Schedule 3.11. The Corporation holds title to such property free and clear of all mortgages, options, liens, charges, security interests, claims, restrictions and other encumbrances of every kind and there exists no restriction on the use or transfer of such property.

      3.12. Necessary Property; Title to Assets. The tangible and intangible property owned or leased by the Corporation constitute all of such property now used in, and necessary for the conduct of, the business of the Corporation in the manner and to the extent presently conducted or planned by it. There exists no restriction or reservation affecting the Corporation's title to or the utility of its assets which would prevent it from utilizing such assets, or any part thereof after the Purchase is consummated, to the same full extent that they might continue to do so if the transaction contemplated hereby did not take place. The Corporation has registered the fictitious name "Piedmont Aviation" which is available to the Corporation and used by it currently without interference. The use of all names shall belong exclusively to the Corporation and are not, and will not, be used by the Shareholders individually or through any other entity which they own or control. All of the following assets are owned by the Corporation, are proprietary property of the Corporation, and shall remain with the Corporation at and after closing: All customer lists and marketing information, all patents, the rights to and absolute use of all trade secrets, formulas, plans, technical specification and all other data pertaining to the production of the Corporation's retail products, and all rights to and absolute use of all catalogues, advertising and promotional materials, including artwork and exhibits.

      3.13. Use and Condition of Property. All currently used property and assets of the Corporation are in good operating condition and repair as required for their use in the business of the Corporation as presently conducted or planned; and no notice of any violation of any law, statute, ordinance, or regulation or assessment for public improvements relating to any of such property or assets has been received by the Shareholders or the Corporation except such as have been fully complied with. All improvements located on, and the use presently being made of, all real property, leased or owned by the Corporation, comply with all applicable zoning ordinances. the Corporation and the Shareholders are not aware of any proposed, pending or threatened change in any such code, ordinance or standard which would adversely affect the business of the Corporation or the use of its property and assets. The Corporation has not received any written or oral notice or order by any governmental or other public authority, any insurance company which has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions which (a) relates to violations or alleged violations of building, safety, fire or other ordinances or regulations, (b) claims any defect or deficiency with respect to any such properties or (c) requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same.

      The Corporation and the Shareholders are not aware of any proposed, pending or threatened condemnation proceeding or similar action affecting the property or assets of the Corporation and there are no proposed, pending or threatened changes with respect to any streets or public amenities appurtenant thereto or in the vicinity thereof which would adversely affect the business of the Corporation or the use of its property and assets.

      3.14. Inventory. Schedule 3.14 hereto contains a summary of the Corporation's inventory as of the last day of the month for the month immediately preceding the date hereof.

      3.15. Accounts Receivable. The Accounts receivable and notes receivable of the Corporation are as set forth on Schedule
3.15 hereto. All the accounts and notes receivable of the Corporation represent amounts receivable for merchandise actually delivered or services actually provided (or, in the case of non-trade accounts or notes, represent amounts receivable in respect of other bona fide business transactions), have arisen in the ordinary course of business, are not subject to any counterclaims or offsets and have been billed. All such receivables are fully collectable in the normal and ordinary course of business, except to the extent of a reserve in an amount not in excess of the reserve for doubtful accounts reflected on the attached financial statement. There are no deposits held by the Corporation which may in the future become due to the Corporation's customers except as set forth in a certificate heretofore delivered by the Corporation setting forth, at the date of such certificate, the amount of customer deposits held by the Corporation.

      3.16. Contract and Commitments. The Corporation does not have outstanding:

        (a) any contact providing for any expenditure by the Corporation for the purchase of any real property, machinery, equipment or other items which are in the nature of capital investment; or any contract providing for an expenditure by the Corporation for the purchase of supplies or other items which are in the nature of inventory which are not in the ordinary course of business and consistent ordinary course of business and consistent with past business practices of the Corporation;

        (b) any contract, bid or offer to sell products or to provide services to third parties which (1) is, at a price which would result in a net loss on the sale of such products or providing such services, or (2) which is pursuant to terms or conditions the Corporation cannot reasonably expect to satisfy or fulfill in their entirety;

        (c) any revocable or irrevocable power of attorney to any person, firm or corporation for any purpose whatsoever; or

        (d) any loan agreement, indenture, promissory note, conditional sales agreement or other similar type of agreement other than those reflected in the attached financial statement or otherwise disclosed in writing to the Buyer.

   All leases, contracts and other commitments to which the Corporation is a party or by which it is bound are in full force and effect; all parties to such leases, contracts and other commitments have complied with the provisions thereof; no such party is in default under any of the terms thereof; and no event has occurred that with the passage of time or the giving of notice or both would constitute a default by any party under any provision thereof.

      3.17. Debt Instruments. A list of all instruments defining the terms on which the Corporation has borrowed or is committed to loan money outside of the ordinary course of its business, or has given or committed to give a guarantee of any obligation or any other person is set forth in Schedule 3.17.

      3.18. Reasonableness - Validity of Contracts. No purchase commitment for materials, supplies, component parts or other items of inventory to which the Corporation is a party is in excess of normal, ordinary, usual and current requirements of its business or at a price in excess of the current reasonable market price. Each of the contracts and agreements to which the Corporation is a party is a valid and binding obligation of the parties thereto in accordance with its terms and conditions. No party to any such contract or agreement is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of the Corporation.

      3.19. No Breach of Contract. The Corporation is not in default under, or in violation of, any provision of its Articles of Incorporation, By-laws, any promissory note, indenture or any evidence of indebtedness or security therefore, lease, contract, purchase or other commitment or any other agreement to which the Corporation is a party or by which the Corporation is bound which may result in an advance effect on the business or financial condition of the Corporation.

      3.20. Litigation. There is no suit, claim, action or proceeding now pending or threatened before any court, administrative or regulatory body, or any governmental agency, nor are the Shareholders or the Corporation aware of any grounds therefor, to which the Corporation is a party or which may result in any judgment, order, decree, liability or other determination which will, or could have any material adverse effect upon the business or financial condition of the Corporation. No such judgment, order or decree has been entered against the Corporation nor any such liability incurred which has, or could have, such effect. There is no claim action or proceeding now pending or threatened before any court, administrative or regulatory body, or any governmental agency, nor are the Shareholders or the Corporation aware of any grounds therefor, which will, or could, prevent or hamper the consummation of the transactions contemplated by this Agreement.

      3.21. Compliance with Laws. Schedule 3.21 sets forth a list of all material permits, certificates, licenses, orders, registrations, franchises, authorizations and other approvals (including those related to environmental matters) from all federal, state, local and foreign bodies and held by the Corporation. The Corporation holds all licenses and permits necessary and required for the conduct of its businesses. Such licenses and permits are valid and in full force and effect, and will not be terminated or otherwise adversely affected by the consummation of the transaction contemplated hereby. All claims, suits, actions or proceedings (including government investigations and audits) pending or threatened at any time and the disposition thereof, relating to the release, discharge or emission of any pollutants or contaminants (including hazardous and toxic substances) or the handling, generation, treatment, storage or disposal of any wastes or otherwise relating to the protection of the environment resulting from or relating to the operation of the Corporation are identified on Schedule 3.21 hereto. With respect to each such pending, threatened or prior matter, Schedule 3.21 lists the date of the claim, suit, action or proceeding (including governmental investigations and audits), the claimant or investigating agency, the nature and a brief description of the matter, the damages claimed or relief sought, and the status or outcome of the matter. Except as disclosed on Schedule 3.21, no notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, no claim has been asserted and no investigation, proceeding (including governmental investigations and audits) or review has been conducted or is pending or threatened by any governmental or other entity (a) with respect to any alleged violation by the Corporation of any law, ordinance, rule, regulation or order of any governmental entity, or
(b) with respect to any alleged failure by the Corporation to have any permit, certificate, license, approval, registration or authorization required in connection with its business, or (c) with respect to any release, generation, treatment, storage, recycling, transportation or disposal of wastes (including any hazardous or toxic or polluting substances) generated or released by the Corporation or any other environmental matter. To the best of the Shareholders' knowledge, the Corporation is not in violation of any federal, state or local law, regulation, permit, provision or ordinance relating to the generation, storage, transportation, treatment or disposal of wastes (including hazardous, toxic or polluting substances), has obtained and adhered to all necessary permits or other approvals necessary to store, dispose or otherwise handle wastes (including hazardous, toxic and polluting substances), and has reported, to the extent required by federal, state and local law, all past and present sites where wastes (including hazardous, toxic or polluting substances), if any, from the Corporation have been treated, stored or disposed.

      3.22. Officers, Directors, Employees and Consultants. Set forth on Schedule 3.22 hereto is a complete list of:

        (a)  all directors of the Corporation;

        (b)  all officers (with office held) of the Corporation;
and

        (c) the name and current annual salary rate of each employee and a description of any perquisites of office enjoyed by such employees.

      3.23. Indebtedness to and from Officers, Directors and Others. Except as set forth on Schedule 3.23 hereto, the Corporation is not indebted to any shareholder, director, officer, employee or agent of the Corporation except for amounts due as normal salaries, wages, bonuses and reimbursements of ordinary expenses on a current basis.

      3.24. Compensation and Perquisites of Agents and Employees. The Corporation has properly and accurately reflected on its books and records all compensation paid to and perquisites provided to or on behalf of its agents and employees. Such compensation and perquisites have been properly and accurately disclosed in the financial statements and other public or private reports, records or filings of the Corporation, to the extent required by law. Neither the Internal Revenue Service nor any other federal, state, local or other governmental agency or entity has initiated or threatened any investigation of any deduction claimed by the Corporation with respect to any of such compensation or perquisites, the disclosure of such compensation or perquisites in any public or private reports, records or filings of the Corporation, or otherwise relating to such compensation or perquisites.

      3.25. Labor Agreements, Employee Benefit Plans, and Employment Agreements. There are no long-term employment agreements between the Corporation and any employee. All agreements are oral and may be terminated by the Corporation at will, except to the extent that "at will" terminations are limited, restricted or prohibited by applicable state or federal law. The Corporation is not a party to (a) any union, collective bargaining or similar agreement, (b) any profit sharing, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare, or incentive plan or agreement whether legally binding or not, (c) any plan or policy providing for "fringe benefits" to its employees, including but not limited to, vacation, disability, sick leave, medical, hospitalization, life insurance and other insurance plans, and related benefits, except as set forth on Schedule 3.25 hereto. There are no negotiations, demands or proposals which are pending or have been made which concern matters that would be covered by the type of agreements listed in this Section.

      3.26.  Over-time, Back Wages, Vacation and Minimum Wages.
No present or former employee of the Corporation has any material claim against the Corporation (whether under federal or state law, any employment agreement, or otherwise) on account of or for (a) over-time pay, other than over-time pay for the current payroll period, (b) wages or salary for any period other than the current payroll period, (c) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, or (d) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work.

      3.27. Discrimination, Occupational Safety, Wage-price and Other Statutes and Regulations. No person or party (including, but not limited to, governmental agencies of any kind) has any claim or basis for any action or proceeding, against the Corporation arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices, occupational safety and health standards, or inflationary wage or price standards, which would have an adverse effect on the business or condition, financial or otherwise, of the Corporation.

      3.28. Insurance Policies. Set forth on Schedule 3.28 hereto is a list of all insurance policies and bonds in force of which the Corporation is the owner, insured or beneficiary, or covering the Corporation and any of its properties, operations or personnel. Also set forth on Schedule 3.28 hereto is a listing of when each such policy or bond became effective and changes or coverage or premiums over the past three years. Policies thereon described evidence insurance in such amounts and against such risk and losses as are generally maintained with respect to comparable businesses and properties. There is no default with respect to any provisions contained in any such policy, nor has there been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by such policy. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by the Corporation. The Corporation has not been refused any insurance, nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last five (5) years.

      3.29. Energy Regulations. The Corporation is not currently subject to any pending action resulting from a default or violation of any applicable statute, law, ordinance, decree, order, rule or regulation of any federal or state governmental body (including but not limited to the Department of Energy) relating to energy management, energy allocation or energy conservation.

      3.30. Guarantees. The Corporation is not a guarantor, indemnitor or otherwise liable for any indebtedness of any other person, firm or corporation except as endorser of checks received by the Corporation and deposited in the ordinary course of business.

      3.31. Product Warranties. Set forth on Schedule 3.31 hereto are the Corporation's standard forms of product warranties and guarantees utilized by it and copies of all other material product warranties and guarantees. Except as set forth on Schedule 3.31, no products liability, warrant or similar claims have been made against the Corporation, and there are no liabilities of the Corporation, fixed or contingent, asserted or unasserted, with respect to any product liability or any similar claim that relates to any product manufactured or sold by the Corporation.

      3.32. Broker's Fees. Neither the Corporation nor any of its officers, directors, or employees on behalf of the Corporation has paid or agreed to pay any brokerage fee, or commission or any finder's fees to any broker, agent or finder on account of this Agreement or any matters contemplated by it.

      3.33.  Bank Accounts and Safe Deposit Boxes.  Set forth on
Schedule 3.33 hereto are (a) the name, branch, account number, and purpose of all bank accounts maintained by the Corporation together with the names of authorized signatories on each such account, (b) the amounts and terms of each compensating balance and the reasons therefor, (c) the location of all safe deposit boxes maintained by the Corporation together with the names of the persons with authorized access thereto, and (d) the name and account number of all securities brokers with which the Corporation maintains a securities brokerage account and the names of all persons authorized to deal or give instructions therewith. All the Shareholders and the Corporation's employees except as shall be designated at Closing shall be removed as signatories thereon or thereto.

      3.34. Books and Records. The books of account, stock record books and minute books and other corporate records of the Corporation are in all material respects complete and correct, have been maintained in accordance with good business practices and the matters contained therein are accurately reflected, to the extent appropriate, on the Financial Statement. The articles of incorporation and bylaws and all amendments thereto of the Corporation, and the minute books and stock books of the Corporation have been complete to the date hereof. All of such records shall remain the property of the Corporation after Closing and shall be delivered into the possession of the Buyer on or before that date.

      3.35. Securities Registration. The Corporation Stock is not registered nor required to be registered under Section 12(a) of the Securities Exchange Act of 1934, as amended.

      3.36. Full Disclosure. The Corporation and Shareholder shall provide full and unrestricted access to all financial records of the Corporation to the Buyer. No representation or warranty by the Corporation, or the Shareholders in this Agreement, or in any certificate, exhibit, schedule or other document furnished or to be furnished by the Corporation, or the Shareholders pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

      3.37. Absence of Certain Conditions. Since the date of the Financial Statement in Schedule 3.7, (other than as disclosed in the Adjusted Balance Sheet set forth on Schedule 3.7) the Corporation did not:

        (a) Mortgage, pledge, or subject to lien, lease, security interest or other charge or encumbrance any of the properties or assets of the Corporation.

        (b) Transfer, sell or dispose of any of the assets or properties of the Corporation, except in the ordinary and usual course of business.

        (c) Incur, create, assume and guarantee any indebtedness, liabilities, or obligations other than (1) in the usual and ordinary course of business and with a maturity date of less than one year or (2) that are incurred pursuant to contracts disclosed in the Schedule delivered pursuant hereto.

        (d) Enter into any contract or commitment or engage in any transaction which is not in the usual and ordinary course of business or which is inconsistent with past practices.

        (e) Make any material capital expenditure or enter into any lease of capital equipment or real estate.

        (f) Enter into any contract, other than in the ordinary course of business, which is to be performed in more than thirty
(30) days, other than those described in writing to the Buyer.

        (g) Forgive or cancel any debts or claims or waive any rights except in the ordinary course of business.

        (h) Increase the rate of compensation to the officers, agents, or salaried employees of the Corporation.

        (i) Increase the rate of compensation to non-salaried employees of the Corporation, provided, however, that ordinary merit increases not unusual in character or amount may be made in the ordinary course of business.

        (j)  Make any payments of severance of termination pay.

        (k) Enter into or amend any stock option, deferred compensation, bonus, profit-sharing, incentive, compensation payment, pension, retirement, medical, hospitalization, life insurance, other insurance, or other plan.

        (l) Enter into any employment contracts or collective bargaining agreement.

        (m) Issue any additional shares of stock or other securities.

        (n) Make any distribution to the Shareholders by way of dividends, purchase of shares, or otherwise.

        (o) Make any amendments to or changes in its articles of incorporation or by-laws.

        (p) Perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any material contract, commitment or obligation to which the Corporation is a party.

      3.38.  Right to Negotiate Contracts of Employment.  the
Shareholders and the Corporation agree that the Buyer shall have the right to negotiate contracts of employment with the current management and supervisory personnel of the Corporation.

   4. Representations and Warranties of the Buyer. The Buyer hereby makes the following representations and warranties, each of which is true and correct on the date hereof and will be true and correct on the Closing Date, and each of which shall survive the Closing Date and the transactions contemplated hereby to the extent set forth in Section 9 hereof.

      3.1. Corporate Existence and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and is duly qualified to conduct its business in each jurisdiction where the nature of its business or its properties require it be so qualified. The Buyer has the corporate power and authority to own and use its properties and to transact the business in which it is engaged, and to enter into this Agreement and to consummate the transaction contemplated hereby.

      3.2. Agreement Legal and Authorized. The execution and delivery of this Agreement does not, and the consummation by the Buyer of the transactions contemplated herein and the fulfillment by the Buyer of the terms, conditions, and provisions hereof, will not:

        (a) conflict with, or result in a breach of, any of the terms, conditions or provisions of, or constitute a default under Articles of Incorporation or By-laws or any agreement or other instrument to which the Buyer is a party or by which any of the Buyer's properties or assets are bound, or grant any other party the right to terminate an agreement with the Buyer; or

        (b) conflict with, violate or result in a breach of any law, administrative regulation or court decree applicable to the Buyer.

      3.3. Valid and Binding Obligation. The Buyer has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. This Agreement constitutes a valid, binding and enforceable obligation of the Buyer.

      3.4. Broker's Fees. Neither the Buyer nor any of its employees has paid or agreed to pay any brokerage fee or commission or any finder's fee to any broker, agent or finder on account of this Agreement.

   5.   Covenants of the Corporation and Shareholders.  The
Corporation and Shareholders jointly and severally agree that from and after the date of this Agreement and until the Closing Date they will conduct the Corporation's business subject to the following provisions and limitations contained in this Section 5.

      5.1. Operation of Business. Without the prior written consent of the Buyer, the Corporation will not:

        (a) Mortgage, pledge or subject to lien, lease, security interest, or other charge or encumbrance any of the properties or assets of the Corporation.

        (b) Transfer, sell, or dispose of any of the assets or properties of the Corporation, except in the ordinary and usual course of business.

        (c) Incur, create, assume or guarantee any indebtedness, liabilities, or obligations other than (1) in the usual and ordinary course of business and with a maturity date of less than one year or (2) that are incurred pursuant to contracts disclosed in the Schedule delivered pursuant hereto.

        (d) Enter into any contract or commitment or engage in any transaction which is not in the usual and ordinary course of business or which is inconsistent with past practices.

        (e) Make any material capital expenditure or enter into any lease of capital equipment or real estate.

        (f) Forgive or cancel any debts or claims, or waive any rights except in the ordinary course of business.

        (g) Increase the rate of compensation to the officers, agents, or salaried employees, of the Corporation.

        (h) Increase the rate of compensation to non-salaried employees of the Corporation, provided, however, that ordinary merit increases not unusual in character or amount may be made in the ordinary course of business.

        (i)  Make any payments of severance or termination pay.

        (j) Enter into or amend any stock option, deferred compensation, bonus, profit-sharing, incentive compensation payment, pension, retirement, medical, hospitalization, life insurance, other insurance, or other plan.

        (k) Enter into any employment contracts or collective bargaining agreement.

        (l) Issue any additional shares of stock or other securities.

        (m) Make any distribution to the Shareholders by way of dividends, purchase of shares, or otherwise.

        (n) Make any amendments to or changes in its articles of incorporation or by-laws.

        (o) Perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any material contract commitment or obligation to which the Corporation is a party.

      5.2. Preservation of Business. The Corporation shall carry on its business diligently and substantially in the same manner as heretofore conducted and shall keep its business organizations intact, including its present employees (except for such as may be discharged for cause and with prior notification to the Buyer) and its present relationships with suppliers and customers and others having business relations with it. The Corporation will at all times maintain in inventory supplies to allow it to continue and operate its business, after the Closing Date, free from any reasonable shortage of such items.

      5.3.   Insurance and Maintenance of Property.  The
Corporation will cause all property owned or leased by it to be insured against all ordinary and insurable risks and will operate, maintain, and repair all its property in a careful, prudent, and efficient manner.

      5.4. Full Access. the Buyer shall have full access at all reasonable times to all premises, properties, books, records, contracts, tax records, and documents of the Corporation and the Corporation will furnish to the Buyer any information in respect of the business and affairs of the Corporation as the Buyer may from time to time reasonably request. Such examination and investigation by the Buyer shall not affect the warranties and representations of the Corporation and the Shareholders contained in this Agreement.

      5.5. Books, Records, and Financial Statements. The Corporation shall maintain its books and financial records in accordance with generally accepted accounting principles consistently applied, and on a basis consistent with the past practices of the Corporation. Said books and financial records shall fairly and accurately reflect the operations of the Corporation. The Corporation shall furnish to the Buyer as available, monthly financial statements and operating reports applicable to the operations of the Corporation, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied and shall present fairly the financial position and results of operations of the Corporation at the dates and for the periods indicated.

   6.   Covenants of the Corporation, Shareholders, and the Buyer.

      6.1. Confidentiality. Each party to this Agreement covenants and agrees with the other parties to hold in confidence all documents and information concerning the other parties furnished to it in connection with the transaction contemplated by this Agreement and not otherwise available to it, and agrees to use such information only in connection with such transaction. Each party further agrees not to release or disclose such information to any other person, except its outside accountants, attorneys, and consultants. If the transaction contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with any other party (except to the extent that such information was previously known to such party, in the public domain, or later acquired by such party from other legitimate sources and all such documents shall immediately thereafter be returned to the party furnishing same.

      6.2. Good Faith Efforts. Each party to this Agreement shall, respectively, utilize his, her, or its best good faith efforts to carry out the intent and purposes of this Agreement and to cure or correct any unintentional deviations from this Agreement and to accomplish any of the undertakings in this Agreement.

   7. Conditions Precedent to the Obligations of the Buyer to Close. The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to satisfaction of each of the conditions set forth in this Section 7 on or before the Closing Date, subject to the right of the Buyer to waive any one or more of such conditions.

      7.1. Representations and Warranties of the Shareholders and the Corporation. The representations and warranties of the Shareholders and the Corporation contained in this Agreement and in any certificate, exhibit, schedule or other document delivered to the Buyer pursuant to the provisions of this Agreement or in connection with the transaction contemplated hereby shall be true and correct on and as of the Closing Date as though such representations and warranties were made on the Closing Date.

      7.2. Performance of this Agreement. The Shareholders and the Corporation shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

      7.3. Certificate. The Shareholders and the Corporation shall have delivered to the Buyer a certificate, dated that Closing Date, certifying to the fulfillment of the conditions specified in Sections 7.1, 7.7, and 7.8 of this Agreement. Such certificate or certificates shall be deemed a representation and warranty of the Shareholders and the Corporation hereunder.

      7.4. Approval by Boards of Directors and Shareholders. The Shareholders and Board of Directors of the Corporation shall have approved and adopted this Agreement and the transactions contemplated hereby to the extent required by law and by the Articles of Incorporation and By-Laws of the Corporation.

      7.5. Secretary's Certificate. The Buyer shall have received from the Secretary of the Corporation a certificate certifying the approval by the Board of Directors and Shareholders of this Agreement and the transactions contemplated hereby.

      7.6. Material Adverse Change. There shall have been no material adverse change, actual or threatened, in the properties, business or condition, financial or otherwise, of the Corporation, whether or not covered by insurance, as a result of fire, flood, explosion, earthquake, disaster, accident or other calamity, labor dispute, any action of the United States or other governmental authority, riots, civil disturbance, uprisings, activity of the Armed Forces, or act of God or the public enemy.

      7.7. No Lawsuits. No suit, action or other proceeding or investigation shall be threatened or pending before or by any court or governmental agency concerning this Agreement or the consummation of the transactions contemplated hereby, or in connection with any material claim against the Corporation not disclosed on the Schedules hereto. No governmental agency shall have threatened or directed any request for information concerning this Agreement, the transaction contemplated hereby, or the consequences or implications of such transaction to the Shareholders, Corporation or the Buyer, or any officer, director employee or agent of any of them.

      7.8. No Restriction. There shall not exist any conditions, restrictions or reservations affecting the title to or utility of the assets or property of the Corporation which would prevent them from occupying and utilizing said assets and property, or any part thereof, to the same full extent that they might continue to do so if the Purchase contemplated hereby did not take place.

      7.9. Audit and Investigation. The Buyer shall have the absolute right to have audits performed by their accountant(s) of all financial records, tax returns, bank statements, audit reports and all other materials relating to the conduct and operation of the Corporation. The Buyer shall be reasonably satisfied with the results of any audit and investigation of the Corporation undertaken by them between the date of this Agreement and the Closing Date.

      7.10. Governmental Approvals. The Buyer shall have obtained the approval or consent of such government agencies or bodies, domestic or foreign, as the Buyer shall deem reasonably necessary in connection with the consummation of the Purchase.

      7.11. Further Assurances. The Buyer shall have received such further instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.

      7.12. Approval of Counsel. The validity of the transactions herein contemplated and the form and substance of all stock certificates, powers of attorney, instruments, closing documents and other documents or certificates to be delivered by the Corporation or Shareholders hereunder shall be satisfactory to counsel for the Buyer.

      7.13. Resignations. The Shareholders shall cause to be delivered, at the Closing, written resignations of the Corporation's directors and officers.

   8. Conditions Precedent to the Obligations of the Shareholders to Close. The obligations of the Shareholders to consummate the transactions contemplated by this Agreement are subject to satisfaction of each of the conditions set forth in this
Section 8 on or before the Closing Date, subject to the right of the Shareholders to waive any one or more such conditions.

      8.1. Representations and Warranties of the Buyer. The representations and warranties of the Buyer contained in this Agreement and in any certificate, exhibit, schedule or other document delivered to the Shareholders pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby shall be true and correct on and as of the Closing Date as though such representations and warranties were made on the Closing Date.

      8.2. Performance of this Agreement. The Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

      8.3. Approval of Counsel. The validity of the transactions herein contemplated and the form and substance of all instruments, closing documents, and other documents or certificates to be delivered by the Buyer hereunder shall be satisfactory to counsel for the Shareholders.

   9.   Indemnification;  Survival of Representations and
Warranties.

      9.1. Survival of Warranties and Representations. All representations, warranties, and agreements of the Buyer, the Corporation, and the Shareholders made under or pursuant to this Agreement shall survive the Closing Date for a period of one (1) year.

      9.2. Indemnification. The Shareholders hereby covenant and agree, for a period of one (1) year after the Closing Date, to indemnify and hold harmless the Buyer from and against any and all loss, liability image or expense (including, but not limited to, reasonable attorney's fees incident thereto) arising out of, or resulting from, any material misrepresentation or the breach of any warranty, representation or covenant made by the Corporation or the Shareholders in this Agreement, the Schedules hereto and any and all written statements, certificates, instruments and documents delivered to the Buyer pursuant to this Agreement on or before the Closing Date. The Shareholders hereby covenant and agree, for a period of one (1) year after the Closing Date, to indemnify the Buyer against any and all liabilities of the Corporation of any nature, whether accrued, absolute, contingent or otherwise, to the extent not reflected in the Financial Statement attached hereto including all tax liabilities, for any period prior to the date of Closing or arising out of transactions entered into, and any stated facts existing, prior to such date. The Shareholders hereby covenant and agree, for a period of one (1) year after the Closing Date, to indemnify and hold harmless buyer from and against any and all loss, liability, damage or expense (including but not limited to, reasonable attorney's fees incident thereto) arising out of, or resulting from, the content or operations of the business of the Corporation and all of its business equipment up to the date of closing on the purchase and sale of stock provided for in this agreement. Notwithstanding any of the foregoing provision, the Shareholders' liability hereunder shall be limited to a cumulative amount of One Hundred Thousand Dollars ($100,000).

      9.3. Remedies. In the event that any claim is made against the Buyer for any matter for which the Shareholders have agreed to indemnify the Buyer per the terms of Section 9.2 of this Agreement, the Shareholders shall have the right to defend such claim. The Buyer agrees to provide the Shareholders at the Shareholders' expense, with all material and information in the Buyer's possession reasonably necessary to the defense of any such claim by the Shareholders. The Buyer shall give the Shareholders notice of any such claim with reasonable promptness. In the event of litigation, such notice shall be in writing and sent to the Shareholders within ten (10) days of receipt of the Complaint by the Buyer. The Shareholders shall notify the Buyer in writing with reasonable promptness (and in the event of litigation, within five
(5) days of receipt of the aforesaid notice of litigation) as to whether the Shareholders intend to contest such claim or liability. In the interim, the Buyer shall take any action it deems appropriate with respect to such claim to protect against default. If the Shareholders do not move to contest or defend any claims as required herein, then upon such failure to do so, the Buyer shall be entitled upon demand to immediate payment from the Shareholders of the indemnified amount.

   10.  Termination.

      10.1. Termination by the Shareholders. The Shareholders may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if a condition to the performance of the Shareholders hereunder shall not be fulfilled on or before the date specified for the fulfillment thereof or if a material default under or a material breach of this Agreement shall be made by the Buyer.

      10.2. Termination by the Buyer. The Buyer may terminate this Agreement by giving written notice to the Shareholders at any time prior to the Closing if a condition to the performance of the Buyer hereunder shall not be fulfilled on or before the date specified for the fulfillment thereof or if a material default under or a material breach of this Agreement shall be made by the Corporation or the Shareholders, or if a material misstatement, error or omission in any representation or warranty set forth herein or in any certificate, exhibit, schedule or other document furnished by the Shareholders pursuant hereto shall occur or be made by the Shareholders.

      10.3. In the Event of Termination. In the event of the termination and abandonment of the closing of this transaction pursuant to the provisions of Section 10 of this Agreement, this Agreement shall become void and have no effect, without any liability on the part of any party or the directors, officers or stockholders of the Buyer, the Shareholders or the Corporation except for the provisions contained in the last sentence of Section
6.1 and all of Section 11.3 hereof; provided, however, that if any party hereto willfully fails to perform its obligations herein, any other party may seek any available legal or equitable remedies in addition to those provided herein. The parties hereto shall have the right to seek specific performance hereof.

   11.  Miscellaneous.

      11.1. Notices. All notices, requests, consents, waivers, elections and demands (collectively, "Notices") required or permitted under this Agreement or any other Document shall be in writing and shall be personally delivered or sent by messenger, certified U.S. mail (return receipt requested), express courier service or facsimile (with confirmation copy sent by overnight delivery service unless receipt of the facsimile is confirmed), in all cases with postage or charges prepaid, and any such Notice shall be effective when first received by the addressee at its address set forth below:

   If to the Buyer:

      Aero Services International, Inc.
      660 Newtown-Yardley Road
      Newtown, PA  18940
      Attention:  Wallace E. Congdon, President
      Facsimile:  (215) 968-6010

   If to the Shareholders:

      Maurice A. Lawruk
      Lawruk Builders, Inc.
      210 West Plank Road
      Altoona, PA  16602
      Facsimile:  (814) 944-3549

      R. Ted Brant
      Lawruk-Brant Partnership
      1331 12th Avenue
      Suite 109
      Gables Office Complex
      Altoona, PA  16601
      Facsimile:  (814) 941-4302

      Donald Devorris
      304 E. Ward Avenue
      Altoona, PA  16602
      Facsimile:  (814) 949-8286

      Deborah S. King
      1331 12th Avenue
      Suite 109
      Gables Office Complex
      Altoona, PA  16601
      Facsimile:  (814) 941-4302

      Bobby R. Adkins
      1331 12th Avenue
      Suite 109
      Gables Office Complex
      Altoona, PA  16601
      Facsimile:  (814) 941-4302

      Alice F. Buford
      1331 12th Avenue
      Suite 109
      Gables Office Complex
      Altoona, PA  16601
      Facsimile:  (814) 941-4302

      Valley Air Services, Inc.
      1331 12th Avenue
      Suite 109
      Gables Office Complex
      Altoona, PA  16601
      Facsimile:  (814) 941-4302

   If to the Corporation:

      Mountain State Flight Services, Inc.
      1331 12th Avenue
      Suite 109
      Gables Office Complex
      Altoona, PA  16601
      Attention: R. Ted Brant
      Facsimile:  (814) 941-4302

Any party may alter the address to which Notices are to be sent by giving notice of such change of address in conformity with the provisions of this section for the giving of Notices.

      11.2. Successors and Assigns; Entire Agreement; Modification. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective assigns, successors, heirs, executors, and administrators. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto. However, at any time prior to the Closing Date, either the Shareholders or the Buyer may:

        (a) extend the time for the performance of any obligations or acts of the other of them;

        (b) waive any inaccuracies by the other in the representations and warranties contained herein or in any document delivered pursuant hereto; and

        (c) waive compliance with any of the agreements or conditions contained herein to be performed by the other.

      11.3. Expenses. The Shareholders and Buyer shall pay their own expenses incident to the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby. The Corporation shall bear none of such expenses. The Corporation shall have no liability or responsibility for payment of any finders' fee or brokers' commissions arising from this transaction.

      11.4. Governing Law; Unenforceability. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of laws provisions.

      11.5. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      11.6. Headings. The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provisions hereof.


   IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have duly executed this Agreement as of the date first hereinabove written.


WITNESS/ATTEST:              BUYER:

                             AERO SERVICES INTERNATIONAL, INC.


________________________     By:  ______________________________
Deborah S. King                       R. Ted Brant

                             Its:     CEO

    [SIGNATURES CONTINUED ON NEXT PAGE]

                             CORPORATION:

                             MOUNTAIN STATE FLIGHT SERVICES, LTD.


________________________     By:  ______________________________
Deborah S. King                       R. Ted Brant

                             Its:     President


                             SHAREHOLDERS:


________________________     ___________________________________
Deborah S. King              Maurice A. Lawruk


________________________     ___________________________________
Deborah S. King              R. Ted Brant


________________________     ___________________________________
Deborah S. King              Donald Devorris


________________________     ___________________________________
Deborah S. King              Deborah S. King


________________________     ___________________________________
Deborah S. King              Bobby R. Adkins


________________________     ___________________________________
Deborah S. King              Alice F. Buford



                             VALLEY AIR SERVICES, INC.


________________________     By:______________________________
Deborah S. King                       R. Ted Brant

                             Its:     President

 WRITTEN CONSENT IN LIEU OF A MEETING OF THE
                       BOARD OF DIRECTORS
                               OF
              MOUNTAIN STATE FLIGHT SERVICES, LTD.

     The undersigned, being all the directors of Mountain State
Flight Services, Ltd. (the "Corporation"), hereby adopt the following resolutions by written consent without a meeting:

     WHEREAS, the shareholders of the Corporation have determined to sell all of the issued and outstanding shares of the Corporation's common stock to Aero Services
     International, Inc.

     NOW, THEREFORE, BE IT RESOLVED, that the officers of the Corporation be, and hereby are, authorized, empowered and directed, in the name and on behalf of the Corporation, to execute and deliver a stock purchase agreement (the "Stock Purchase Agreement") for the sale of all of the issued and outstanding shares of common stock of the Corporation, which Stock Purchase Agreement shall be in substantially the form and under substantially the terms and conditions as set forth in Exhibit A hereto; and

     BE IT FURTHER RESOLVED, that the officers of the Corporation be, and hereby are, authorized, empowered and directed, in the name and on behalf of the Corporation, to execute and deliver all such other documents, certificates and instruments, and to take all such other acts, and do all such other things as shall be both reasonable and necessary in order to effectuate these resolutions and the transactions herein contemplated; and

     BE IT FURTHER RESOLVED, that all actions heretofore taken by the officers of the Corporation, and any of them, in connection with and with respect to the transactions contemplated by these resolutions be, and the same hereby are, approved, confirmed and ratified in each and every respect as the acts and deeds of the Corporation; and

     BE IT FURTHER RESOLVED, that the Secretary of the
     Corporation be, and hereby is, directed to file this Consent with the minutes of the proceedings of the Board of Directors.

     This Consent may be executed in one or more counterparts, all of which, taken together, shall constitute a single executed original.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 31st day of March, 1995.


_______________________________
_______________________________
R. Theodore Brant                              Maurice Lawruk


_______________________________
Donald Devorris
    CERTIFICATE OF SECRETARY


     The undersigned, Bobby R. Adkins, duly elected, qualified and acting as Secretary of Mountain State Flight Services, Ltd. (the
"Corporation"), certifies that:

     1. Attached to this certificate as Exhibit A is a true and complete copy of resolutions adopted by Written Consent in Lieu of a Meeting of the Board of Directors on March
          31, 1995 (the "Resolutions").  The
          Resolutions have not been amended and are in full force and effect on and as of the date of this certificate.

     2. Attached to this certificate as Exhibit B is a true and complete copy of the Articles of Incorporation and all amendments thereto of the Corporation as in effect on and as of the date of this certificate.

     3. Attached to this certificate as Exhibit C is a true and complete copy of the Bylaws of the Corporation as in effect on and as of the date of this certificate.

     4. Each of the following persons is, on and as of the date of this certificate, a duly elected, qualified and acting officer of the Corporation, holding the office set forth beside his respective name, and is authorized to execute and deliver documents and to effect other transactions pursuant to or contemplated by the Resolutions, and the signature appearing opposite his name below is the true and genuine signature of such officer:

     NAME                OFFICE        SIGNATURE

     R. Theodore Brant   President     _______________________

     Bobby R. Adkins     Vice President/
                         Secretary/Treasurer_______________________


     IN WITNESS WHEREOF, I have executed this certificate as of the
 5th   day of
        May             , 1995.




                                       Bobby R. Adkins,
                                       Secretary

                          CERTIFICATE


     The undersigned, Valley Air Services, Inc., Maurice A. Lawruk,
R. Theodore Brant, Donald Devorris, Deborah S. King, Bobby R. Adkins and Alice F. Buford (collectively, the "Shareholders") and Mountain State Flight Services, Ltd. (the "Corporation") hereby certify that:

     1. The representations and warranties of the Shareholders and the Corporation contained in the Stock Purchase Agreement by and among Aero Services International, Inc. (the
          "Buyer") the Corporation and the Shareholders dated March 31, 1995 (the "Agreement") and in any certificate, exhibit, schedule or other document delivered to the Buyer pursuant to the provisions of the Agreement or in connection with the transaction remain true and correct as of the date hereof.

     2.   No suit, action or other proceeding or
          investigation is threatened or pending before or by any court or governmental agency concerning the Agreement or consummation of the transaction, or in connection with any material claim against the Corporation not disclosed on the schedules attached and made a part of the Agreement. No governmental agency has threatened or directed any request for information concerning the Agreement, the transaction, or the consequences or implications of such transaction to the undersigned, the Buyer, or any officer director, employee or agent of any of them.

     3. No conditions, restrictions or reservations exist that affect the title to or utility of the assets or property of the Corporation which would prevent them from occupying and utilizing said assets and property, or any part thereof as of the date hereof.



     IN WITNESS WHEREOF, we have executed this certificate as of
the   5th   day of
       May  , 1995.


                             VALLEY AIR SERVICES, INC.


                             By:
_________________________________


             [SIGNATURES CONTINUED ON THE NEXT PAGE]
                             ___________________________________
                             Maurice A. Lawruk


                             ___________________________________
                             R. Theodore Brant


                             ___________________________________
                             Donald Devorris


                             ___________________________________
                             Deborah S. King


                             ___________________________________
                             Bobby R. Adkins


                             ___________________________________
                             Alice F. Buford


                             MOUNTAIN STATE FLIGHT SERVICES, LTD.


                             By:  _______________________________
                                      R. Ted Brant
CERTIFICATE OF SECRETARY


     The undersigned, Bobby R. Adkins, duly elected, qualified and acting as Secretary of Valley Air Services, Inc. (the
"Corporation"), certifies that:


     1. Attached to this certificate as Exhibit A is a true and complete copy of resolutions adopted by Written Consent in Lieu of a Meeting of the Board of Directors on March
          31, 1995 (the "Resolutions").  The
          Resolutions have not been amended and are in full force and effect on and as of the date of this certificate.

     2. Each of the following persons is, on and as of the date of this certificate, a duly elected, qualified and acting officer of the Corporation, holding the office set forth beside his respective name, and is authorized to execute and deliver documents and to effect other transactions pursuant to or contemplated by the Resolutions, and the signature appearing opposite his name below is the true and genuine signature of such officer:


     NAME                OFFICE        SIGNATURE


     R. Theodore Brant   President     _________________________

     Maurice A. Lawruk   Vice President_________________________

     Bobby R. Adkins     Secretary     _________________________


     IN WITNESS WHEREOF, I have executed this certificate as of the
 5th   day of
       May  , 1995.





_______________________________
                                       Bobby R. Adkins,
                                       Secretary